                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                          13-2740599
               ------------                        ----------
 (State of incorporation or organization)       (I.R.S. Employer
                                               Identification No.)
          World Financial Center
          North Tower
          250 Vesey Street
          New York, New York                          10281
-------------------------------------------          --------
(Address of principal executive offices)            (Zip Code)

If this form relates to the registration           If this form relates to the registration
of a class of securities pursuant to               of a class of securities pursuant to
Section 12(b) of the Exchange Act and              Section 12(g) of the Exchange Act and
is effective pursuant to General                   is effective pursuant to General
Instruction A.(c), please check the                Instruction A.(d), please check the
following box. [X]                                 following box. [_]



Securities Act registration statement file number to which this form relates:  333-68747
                                                                               ---------

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered
     -------------------                     ------------------------------

Nikkei 225 Market Index Target-Term
Securities(R) due March    , 2007            American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
-------------------------------------------------------------------------------
                               (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------

          The description of the general terms and provisions of the Nikkei 225 Market Index Target-Term Securities ("MITTS(R)") due March , 2007 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated March 2, 2000, and the Prospectus dated May 6, 1999, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-68747 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99(A) Preliminary Prospectus Supplement dated March 2, 2000, and Prospectus dated May 6, 1999, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99(B)   Form of Note.

       99(C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.

                              By: /s/ Andrea L. Dulberg
                                  ---------------------
                                      Andrea L. Dulberg
                                         Secretary

Date: March 28, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                           MERRILL LYNCH & CO., INC.



                                    EXHIBITS
                                       TO
                         FORM 8-A DATED MARCH 28, 2000

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
----------

99 (A)    Preliminary Prospectus Supplement dated
          March 2, 2000, and Prospectus dated
          May 6, 1999 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)    Form of Note.

99 (C)    Copy of Indenture between Merrill Lynch & Co.,
          Inc. and The Chase Manhattan Bank, formerly
          Chemical Bank (successor by merger to
          Manufacturers Hanover Trust Company),
          dated as of April 1, 1983, as amended and restated.*



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.